As filed with the Securities and Exchange Commission on October 9, 2003
Registration No. 333-109182

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Caterpillar Financial Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	37-1105865
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

      2120 West End Avenue, Nashville, Tennessee 37203-0001

(615) 341-1000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

R. Clay Thompson

2120 West End Avenue
Nashville, Tennessee 37203-0001
(615) 341-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Leslie P. Jay Orrick, Herrington & Sutcliffe LLP 400 Sansome Street San Francisco, California 94111	Robert E. Buckholz, Jr. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class	Amount to be	Offering Price	Aggregate	Amount of
of Securities to be Registered	Registered	per Unit**	Offering Price**	Registration Fee

Debt Securities	$8,000,000,000*	100%**	$8,000,000,000***	$647,200 †

*	Or, if any Debt Securities are issued (i) with a principal amount denominated in a foreign currency, such principal amount as shall result in an aggregate initial offering price equivalent to $8,000,000,000 at the time of initial offering, or (ii) at an original issue discount, such as greater principal amount as shall result in proceeds to the registrant of $8,000,000,000.

**	Estimated solely for the purpose of calculating the registration fee.

***	Exclusive of accrued interest, if any.

†	Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

     This Pre-Effective Amendment No. 1 to Form S-3 is being filed solely to correct the signature page to the Registration Statement on Form S-3 (No. 333-109182) (the “Registration Statement”) with respect to the signature of the registrant’s principal financial officer. Prior to filing the Registration Statement, Kent M. Adams replaced James A. Duensing as the registrant’s principal financial officer.

Item 16.     Exhibits.

Exhibit
Number		Exhibit

1.1		Form of Distribution Agreement.†
1.2		Form of Selling Agent Agreement.†
1.3		Form of Underwriting Agreement.†
4.1		Indenture, dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to Caterpillar Financial’s Registration Statement on Form S-3, Registration No. 33-2246).*
4.2		First Supplemental Indenture, dated as of May 22, 1986, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to Caterpillar Financial’s Quarterly Report on Form 10-Q for the quarter ended June 20, 1986, Commission File No. 0-13295).
4.3		Second Supplemental Indenture, dated as of March 15, 1987, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to Caterpillar Financial’s Current Report on Form 8-K dated April 24, 1987, Commission File No. 0-13295).
4.4		Third Supplemental Indenture, dated as of October 2, 1989, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to Caterpillar Financial’s Current Report on Form 8-K, dated October 16, 1989, Commission File No. 0-13295).
4.5		Fourth Supplemental Indenture, dated as of October 1, 1990, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to Caterpillar Financial’s Current Report on Form 8-K, dated October 29, 1990, Commission File No. 0-13295).
4.6		Support Agreement, dated as of December 21, 1984, between Caterpillar Financial and Caterpillar Inc. (incorporated by reference from Exhibit 4.2 to Caterpillar Financial’s Form 10, as amended, Commission File No. 0-13295).
4.7		First Amendment to the Support Agreement dated June 14, 1995 between Caterpillar Financial and Caterpillar Inc. (incorporated by reference from Exhibit 4 to Caterpillar Financial’s Current Report on Form 8-K dated June 14, 1995, Commission File No. 0-13295).
4.8		Form of Medium-Term Note (Fixed Rate).†
4.9		Form of Medium-Term Note (Floating Rate).†
4.1	0	Form of PowerNoteSM (incorporated by reference from Exhibit 4 to Caterpillar Financial’s Current Report on Form 8-K, dated June 1, 2001, Commission File No. 001-11241).
4.1	1	Form of Global Note.†
5		Opinion of Orrick, Herrington & Sutcliffe LLP, as to the validity of the Debt Securities.†
12		Statement Setting Forth Computation of Ratio of Profit to Fixed Charges.†
23.1		Consent of Independent Accountants.†
23.2		The consent of Orrick, Herrington & Sutcliffe LLP is contained in their opinion filed as Exhibit 5 to this Registration Statement.†
24		Powers of Attorney of Directors and Officers of Caterpillar Financial (see page II-4).
25		Form T-1 Statement of Eligibility and Qualification of U.S. Bank Trust National Association.†

*	The Indenture has previously been qualified in connection with Registration Statement No. 2-96479 (22-13716) and is deemed to be qualified with respect to the Debt Securities registered hereunder.

† Previously filed.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 9th day of October, 2003.

CATERPILLAR FINANCIAL SERVICES CORPORATION
(Registrant)

By:	/s/ R. CLAY THOMPSON

(R. Clay Thompson, Secretary)

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James S. Beard, James R. English, James A. Duensing, Steven R. Elsesser and R. Clay Thompson, and each of them severally, his true and lawful attorney-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and any new registration statement filed under Rule 462(b) of the Securities Act of 1933, as amended, and amendments thereto, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in fact, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JAMES S. BEARD* (James S. Beard)		President, Director and Principal Executive Officer	October 9, 2003

/s/ JAMES R. ENGLISH* (James R. English)		Executive Vice President and Director	October 9, 2003

/s/ DOUGLAS R. OBERHELMAN* (Douglas R. Oberhelman)		Director	October 9, 2003

/s/ STEVEN R. ELSESSER* (Steven R. Elsesser)		Controller and Principal Accounting Officer	October 9, 2003

/s/ KENT M. ADAMS Kent M. Adams		Principal Financial Officer	October 9, 2003

*By:	/s/ R. CLAY THOMPSON R. Clay Thompson Attorney-In-Fact

EXHIBIT INDEX

Exhibit
Number		Exhibit

1.1		Form of Distribution Agreement.†
1.2		Form of Selling Agent Agreement.†
1.3		Form of Underwriting Agreement.†
4.1		Indenture, dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to Caterpillar Financial’s Registration Statement on Form S-3, Registration No. 33-2246).*
4.2		First Supplemental Indenture, dated as of May 22, 1986, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to Caterpillar Financial’s Quarterly Report on Form 10-Q for the quarter ended June 20, 1986, Commission File No. 0-13295).
4.3		Second Supplemental Indenture, dated as of March 15, 1987, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to Caterpillar Financial’s Current Report on Form 8-K dated April 24, 1987, Commission File No. 0-13295).
4.4		Third Supplemental Indenture, dated as of October 2, 1989, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to Caterpillar Financial’s Current Report on Form 8-K, dated October 16, 1989, Commission File No. 0-13295).
4.5		Fourth Supplemental Indenture, dated as of October 1, 1990, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to Caterpillar Financial’s Current Report on Form 8-K, dated October 29, 1990, Commission File No. 0-13295).
4.6		Support Agreement, dated as of December 21, 1984, between Caterpillar Financial and Caterpillar Inc. (incorporated by reference from Exhibit 4.2 to Caterpillar Financial’s Form 10, as amended, Commission File No. 0-13295).
4.7		First Amendment to the Support Agreement dated June 14, 1995 between Caterpillar Financial and Caterpillar Inc. (incorporated by reference from Exhibit 4 to Caterpillar Financial’s Current Report on Form 8-K, dated June 14, 1996, Commission File No. 0-13295).
4.8		Form of Medium-Term Note (Fixed Rate).†
4.9		Form of Medium-Term Note (Floating Rate).†
4.1	0	Form of PowerNoteSM (incorporated by reference from Exhibit 4 to Caterpillar Financial’s Current Report on Form 8-K, dated June 1, 2001, Commission File No. 001-11241).
4.1	1	Form of Global Note.†
5		Opinion of Orrick, Herrington & Sutcliffe LLP, as to the validity of the Debt Securities.†
12		Statement Setting Forth Computation of Ratio of Profit to Fixed Charges.†
23.1		Consent of Independent Accountants.†
23.2		The consent of Orrick, Herrington & Sutcliffe LLP is contained in their opinion filed as Exhibit 5 to this Registration Statement.†
24		Powers of Attorney of Directors and Officers of Caterpillar Financial (see page II-4).
25		Form T-1 Statement of Eligibility and Qualification of U.S. Bank Trust National Association.†

*	The Indenture has previously been qualified in connection with Registration Statement No. 2-96479 (22-13716) and is deemed to be qualified with respect to the Debt Securities registered hereunder.

† Previously filed.